Exhibit 10.1

November 4, 2005

Mr. Raghavan Rajaji

10404 Shepherds Crook Court

Potomac, MD 20854

Dear Raj,

You have notified Manugistics Group, Inc. of your request to resign your officer duties as Executive Vice President, Treasurer and Chief Financial Officer and all other officer or director positions within the Company (as hereinafter defined), and cease to be a full-time employee of Manugistics Group, Inc. and its subsidiaries (collectively, the “Company”); the Board of Directors has agreed to your request. You acknowledge that your request to move to part-time status and to relinquish your officer duties is a voluntary act on your part.

As of the close of business on November 4, 2005 (the “Resignation Date”), your employment status shall change to part-time employee. You shall be a part-time employee until March 5, 2006 (the “Separation Date”), on which date you will cease being an employee of the Company.

Your title during your part-time employee status shall be Financial Consultant for the Company. You will continue to report to the Chief Executive Officer of the Company. You agree to continue to provide certain key services of the same type currently provided by you with respect to certain ongoing matters for not less than four hours per week. The Company will identify the specific activities to be performed.

From November 5, 2005 until your Separation Date, your compensation shall be based upon an hourly rate of one hundred dollars ($100). You will be paid in arrears in accordance with standard payroll practices of the Company as in effect from time to time and subject to the Company’s customary timekeeping rules. The Company shall not provide you with any accrued vacation and life insurance benefits, nor shall it pay the premiums for any other coverage. You will, however, remain eligible for continued health coverage under Section 4980B of the Internal Revenue Code of 1986 at your own expense for the period, if any, required for such coverage. You shall not be entitled to any bonus or other incentive compensation for any periods commencing after your Resignation Date. You acknowledge that the Company has provided you with a summary of benefits that you will remain entitled to during your tenure as a part-time employee with the Company.

Initial here (Rajaji)           Initial here (Manugistics)

The Compensation Committee of the Board has agreed that, provided you have signed the Release of Claims attached as Exhibit B hereto, any unvested restricted stock that you hold under the Amended and Restated 1998 Stock Option Plan (the “1998 Plan”) will be 100% vested upon the earliest to occur of (i) March 5, 2006 (assuming you remain employed); (ii) your resignation for “Good Reason” or the Company’s involuntary termination of your employment without “Cause”; or (iii) a “Change in Control” of the Company (such terms as defined in Exhibit B hereto). Any stock options granted under the 1998 Plan will continue to vest through your Separation Date and be exercisable in accordance with the terms of your original grant agreement and the 1998 Plan. If, before fully vesting in the restricted stock or any stock options, you cease to be an employee of the Company before your Separation Date, for a reason other than resignation for Good Reason or termination without Cause (or death or disability), you will not receive any additional vesting on the restricted stock or any stock options beyond the date your employment ceases.

This agreement is the entire agreement between (i) you and (ii) the Company and the other parties released by this agreement, with respect to your employment, other than (i) the Code of Conduct, (ii) the original restricted stock agreement dated November 16, 2004 (including exhibits thereto) regarding Grant No. RS000072 (as amended hereby); (iii) the original restricted stock bonus agreement dated October 2003 (including exhibits thereto) regarding Grant No. RS000008 (as amended hereby); and (iv) the original grant agreements underlying your stock option grants.  Any other prior agreements, oral or written, between you and the Company are hereby terminated as of the Resignation Date and shall have no further force or effect, other than the agreements listed in the preceding sentence.

You agree that during your tenure as a part-time employee and for one year after your Separation Date, you will not, directly or indirectly, (a) solicit the employment of or employ, for yourself or for any other person or business, any Company employee or any person who was a Company employee at any time during the one year period preceding the Separation Date, or (b) solicit or attempt to solicit business from, provide services to (in competition with the Company), or secure employment with any person or entity that was a customer of the Company during your employment with the Company, or any person or business to whom the Company had proposed future work within one year before the Separation Date.  As a further protection that the Company’s trade secrets and other confidential information will not be disclosed to its competitors, you agree that you will not accept employment, as either an employee or consultant, with any competitor of the Company within 12 months following the Separation Date.  Nothing in this paragraph is to be interpreted as restraining your freedom to provide services to such customer, business, or person as a bona fide employee so long as the Company agrees in writing that such employment does not utilize knowledge or information you acquired during your tenure with the Company.  If this provision were found to be unenforceable, the court so deciding may reduce the time periods provided for in this paragraph to allow this provision to be enforced.

Initial here (Rajaji)           Initial here (Manugistics)

Effective as of the close of business on your Resignation Date, you agree that you are resigning from all offices and directorships that you hold with the Company. You further agree to execute and deliver any documentation required to make effective those resignations, as requested by the Company. We wish you the best of luck in your future endeavors and thank you for your many years of dedicated service to Manugistics.

Sincerely,

/s/ Timothy T. Smith

Timothy T. Smith

Senior Vice President and General Counsel

Accepted and agreed to:

11/4/2005	/s/ Raghavan Rajaji
Date Signed	Raghavan Rajaji

Initial here (Rajaji)           Initial here (Manugistics)

Exhibit A

Definitions

                A Change in Control for this purpose means the occurrence of any one or more of the following events:

(i) sale of all or substantially all of the assets of Manugistics Group, Inc. (the “Company”) to one or more individuals, entities, or groups acting together;

(ii) complete or substantially complete dissolution or liquidation of the Company;

(iii) a person, entity, or group acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board of Directors (the “Board”) (“Company Voting Securities”);

(iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;

(v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

(vi) during any two year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

The Board or the Compensation Committee will have the same authority to determine the existence of a Change in Control under this definition as it has under the 1998 Plan.  In addition, if the 1998 Plan would cause a grant of options or stock to terminate or be converted under its terms and

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under the authority of the Board or the Compensation Committee, the 1998 Plan will control.

Cause means the individual:

(i) commits a material breach of his or her obligations or agreements with respect to the Company;

(ii) commits an act of fraud, material dishonesty, or gross negligence with respect to the Company or otherwise act with willful disregard for the Company’s best interests;

(iii) fails or refuses to perform any duties delegated to him or her that are consistent with the duties of similarly-situated executives or are otherwise required;

(iv) seizes a corporate opportunity for himself or herself instead of offering such opportunity to the Company if it is within the scope of the Company’s or its subsidiaries’ or parent’s business; or

(v) is convicted of or pleads guilty or no contest to a felony (or to a felony charge reduced to misdemeanor), or, with respect to his or her employment, to any misdemeanor (other than a traffic violation) or, with respect to his or her employment, knowingly violate any federal or state securities or tax laws.

                Good Reason means:

(i) the Company reduces the individual’s base salary without his or her consent; or

(ii) the Company assigns the individual duties materially inconsistent with, or substantially diminishes, his or her status or responsibilities without his or her consent.

Initial here (Rajaji)           Initial here (Manugistics)

Exhibit B

Release of Claims

You, for yourself and your heirs, executors, administrators, representatives, and assigns, as a free and voluntary act, release and discharge Manugistics and any related entities including parent, divisions, subsidiaries, or affiliates, and their present, former, and future employees, officers, directors, stockholders, counsel, and anyone acting or purporting to act on behalf of any of them, from any and all debts, obligations, demands, claims, judgments or causes of action of any kind whatsoever, whether now known or unknown, in tort, in contract, by statute, or any other basis for compensatory, punitive or other damages, expenses, reimbursements or costs of any kind relating to your employment by Manugistics or any associated or affiliated company or the cessation of such employment relationship and all circumstances related thereto. This release and discharge includes, but is not limited to, any and all claims, demands, rights and/or causes of action, arising up to the date of this Release, including those that might arise out of allegations relating to any claimed breach of an alleged oral or written contract, or any purported employment discrimination or civil rights violations, or any alleged acts of slander, libel, or intentional infliction of emotional distress, and any claims to have been treated unfairly or in a manner contrary to articles or by-laws as a director or officer of any of the Manugistics entities. Manugistics specifically disclaims any liability to, or for wrongful acts against, you or any other person on the part of itself, its shareholders, subsidiaries, affiliates, and successors and the directors, officers, employees and agents of each of them.

This Release includes but is not limited to a release of any rights or claims you may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; the Vocational Rehabilitation Act of 1973, which prohibits discrimination against handicapped persons; the Civil Rights Act of 1991, the Maryland Civil Rights Act, and any other federal, state, or local laws or regulations prohibiting employment discrimination; and any claim for reinstatement; provided,

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however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that you acknowledge and understand that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). This Agreement also includes your release of any claims for wrongful discharge, breach of contract (express or implied), breach of any covenant of good faith and fair dealing (express or implied), any claims that Manugistics has dealt with you unfairly or has denied you any rights under its policies and procedures or any other claims arising under common or civil law and relating to your employment or termination, and any claims under the Employee Retirement Income Security Act of 1974, which regulates employee benefit plans and also prohibits actions taken to discharge or discriminate against someone to prevent his exercising any right under an employee benefit plan or to interfere with his attainment of any such right. It does not release claims under ADEA or on any other basis that arise after the date you sign this Release nor does it release claims under the Family and Medical Leave Act or the Fair Labor Standards Act (with respect to overtime).

Known and Unknown Claims. To implement a full and complete release and discharge, you expressly acknowledge that this Release is intended to include in its effect, without limitation, all claims you do not know or suspect to exist in your favor at the time of execution of this Release. You agree that this Release contemplates the extinguishment of any such claim or claims.

Period for
Consideration

You acknowledge that, as ADEA requires, you are being given a period of 21 days to review and consider the release of claims under ADEA contained in this Release before signing and you have been informed that you may use as much or as little of this period as you wish before signing. As ADEA also requires, you may revoke (that is, cancel) the release of ADEA claims in this Release before the release becomes effective as to ADEA. ADEA provides a seven day period for such revocation, which Manugistics and you agree will start on the day you sign this Release. You would make this revocation by delivering a written notice of revocation to Timothy T. Smith, Manugistics, 9715 Key West Avenue, Rockville, MD 20850. For this revocation to be effective, Mr. Smith must receive this notice no later than the close of business on seventh day following the day you sign this Release. If you revoke the release of claims under ADEA before that

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deadline, this Release will not be effective or enforceable as to those claims; however, Manugistics will then not accelerate the vesting of your restricted stock as outlined above. You agree that, in the absence of this Agreement, your entitlement to the acceleration would be uncertain and that your benefits under this Agreement are more than adequate consideration for the Release.

Indemnification

Manugistics agrees that you are not releasing any claims you may have for indemnification under state or other law or the charter, articles, or by-laws of Manugistics and its affiliated companies, or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when you were a director or officer of Manugistics or any affiliated company; provided, however, that (i) Manugistics’ execution of this Agreement is not a concession or guaranty that you have any such rights to indemnification, (ii) that this Agreement does not create any additional rights to indemnification, and (iii) that Manugistics retains any defenses it may have to such indemnification or coverage.

No Reliance

You acknowledge and agree that, in deciding to execute this Agreement and the Release, (i) you have relied entirely upon your own judgment, (ii) you have been advised to and have had the opportunity to consult with legal, financial, and other personal advisors of your choosing as you consider appropriate in assessing whether to execute this Agreement, (iii) you have read and fully understood all the terms of this Agreement and (iv) you have received adequate consideration for the execution of this Release.  Except as written into this Agreement, neither you nor the Company is relying or has relied upon any statements, representations, warranties, or other promises, express or implied, oral or written, as to fact or as to law, made by the other party, or any other person, including, without limitation, any attorney or agent of either party, or upon any consideration of any form received or to be received by any party from any other person, including, without limitation, any attorney or agent of a party.

[Signatures on Following Page]

Initial here (Rajaji)           Initial here (Manugistics)

THIS IS A RELEASE — READ CAREFULLY BEFORE SIGNING.

YOU SHOULD CONSULT WITH AN ATTORNEY.

                You acknowledge that you have read this Agreement, understand it, and are voluntarily entering into it.

Manugistics Group, Inc.

11/4/2005		By:	/s/ Timothy T. Smith
Date Signed
		Name:	Timothy T. Smith
		Title:	SVP and General Counsel

Witness:

Signed:	/s/ Lisa A. Hunt
Date Signed: 11/4/2005
Name: Lisa A. Hunt

Accepted and agreed to:

11/4/2005			/s/ Raghavan Rajaji
Date Signed			Raghavan Rajaji

Witness:

Signed:	/s/ Lisa A. Hunt
Date Signed: 11/4/2005
Name: Lisa A. Hunt

Initial here (Rajaji)           Initial here (Manugistics)